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                                                                    EXHIBIT 99.3
FOR IMMEDIATE RELEASE

                    ADVANSTAR COMPLETES LARKIN ACQUISITION

                        Company revises Financing Plans

BOSTON, MA, August 9, 1999 - Advanstar, Inc., a worldwide business information company, today announced it has completed its previously announced planned acquisition of the trade show assets of The Larkin Group. Separately, Advanstar indicated that it does not currently intend to move forward with an initial public offering.

The Larkin Group produces 16 trade shows in New York City which serve the fashion and fabric/textiles industries. Advanstar, through its MAGIC international subsidiary, also owns and produces the world's largest fashion and apparel trade show, MAGIC, held twice annually in Las Vegas.

In regard to Advanstar's financing plans, Robert L. Krakoff, Advanstar's Chairman and Chief Executive Officer commented, "Over the past three years we have grown significantly and increased the size and shareholder value of Advanstar. We believe this growth will continue. After consulting with our majority stockholder, we have determined that current public market valuations for companies in the business-to-business communications sector do not reflect the valuation levels that we think are appropriate for Advanstar given our progress to date and our plans for the future. We will monitor the capital markets and may move forward with an initial public offering if we believe public market valuation levels become more appropriate."

"Management and our equity investors are very pleased with the development of Advanstar since May 1996. EBITDA has increased from slightly over $20 million to now approaching $100 million on a pro forma basis. We look forward to continuing this growth," said Krakoff.

As in the past, Advanstar expects to continue to fund its growth strategy from operating cash flow, additional borrowings and additional equity from its majority stockholder, Hellman & Friedman Capital Partners III, L.P., a San Francisco based private equity firm.

A registration statement relating to the Company's common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registrations statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management and market growth and opportunity. These forward-looking

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statements involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Important cautionary statements and risk factors that would affect actual results are discussed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999.

Advanstar, Inc., through its Advanstar Communications, Inc. subsidiary, is a worldwide business information company which produces 107 exhibitions and conferences throughout the world, publishes 110 business magazines and directories, and provides direct marketing, database and reference products and services to targeted industry sectors including retail, hospitality, fashion, healthcare, pharmaceutical, science, information technology, communications, manufacturing and processing markets. The company has over 1,300 employees and currently operates from multiple offices in the United States, Canada, Latin America, Europe and Asia.

For more information:

Advanstar, Inc.                 Abernathy MacGregor Frank
Bob Krakoff                     Kathryn Akers
617-267-6500                    212-371-5999